Exhibit 5

780 North Water Street Milwaukee, WI 53202-3590 TEL 414-273-3500 Fax 414-273-5198 www.gklaw.com

January 8, 2014

ARI Network Services, Inc.

10850 West Park Place, Suite 1200

Milwaukee, Wisconsin  53224

RE:  Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to ARI Network Services, Inc., a Wisconsin corporation (the “Company”), in connection with the issuance of up to 1,550,000 shares of common stock, $0.001 par value (the “Shares”), pursuant to the Amended and Restated ARI Network Services, Inc. 2010 Equity Incentive Plan and the ARI Network Services, Inc. 2000 Employee Stock Purchase Plan, as amended (each, a “Plan”).  In accordance with the Securities Act of 1933, as amended, (the “Securities Act”) and the rules and regulations of the Securities and Exchange Commission (the “Commission”) promulgated thereunder, the Company has prepared and will file a Registration Statement on Form S-8 (the “Registration Statement”) with the Commission on or about January 8, 2014.

We have examined:  (1) the Plans, the related prospectuses, and the Registration Statement, (2) the Company’s Articles of Incorporation, as amended, and By-Laws, (3) certain resolutions of the Company’s Board of Directors, and (4) such other proceedings, documents and records as we have deemed necessary to enable us to render this opinion.

In examining the foregoing documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies.

Based on and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and, when issued in accordance with the terms of the applicable Plan, will be validly issued, fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement.  In giving this consent, however, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Godfrey & Kahn, S.C.

GODFREY & KAHN, S.C.

OFFICES IN MILWAUKEE, MADISON, WAUKESHA, GREEN BAY, APPLETON, WI, AND WASHINGTON DC

GODFREY & KAHN IS A MEMBER OF TERRALEX®, A WORLDWIDE NETWORK OF INDEPENDENT LAW FIRMS